EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of January 21, 2009 between NovaGold Resources Inc. (the "Company") and Electrum Strategic Resources LLC (the "Purchaser").

      WHEREAS, the Company and the Purchaser are parties to the Unit Purchase Agreement (the "Purchase Agreement"), dated December 31, 2008, pursuant to which the Purchaser purchased Units comprised of common shares in the capital of the Company and warrants to purchase additional common shares of the Company and received certain registration rights in connection therewith.

      NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Demand Registration. At any time after the Closing Date (as defined in the Purchase Agreement), upon the written request of Investors (as defined below) holding at least an aggregate of twenty-five percent (25%) of the Registrable Securities (as defined below) then outstanding (the "Requesting Holders"), the Company shall use its reasonable best efforts to register under the Securities Act of 1933, as amended (the "Securities Act") all or any portion (as required by the Requesting Holders) of the Registrable Securities held by the Requesting Holders having an aggregate offering or sale price of at least $5,000,000, for sale in the manner specified in such notice (a "Demand Registration"). The Company shall not be required to effect more than three Demand Registrations or Qualifications (as defined in the Canadian qualification agreement entered into at Closing), in the aggregate; provided, however, that in the event the Purchaser acquires Warrant Shares upon the exercise of Warrants (as defined in the Purchase Agreement) within 30 days following a request by the Company that the Purchaser exercise Warrants, the Purchaser may make a request for a Demand Registration of some or all the Warrant Shares so acquired (notwithstanding that such Warrant Shares may have an aggregate offering or sale price of less than US$5,000,000), and such Demand Registration will not count as one of the three Demand Registrations otherwise allowed by this Agreement.

      a. For the purposes of this Agreement, "Registrable Securities" shall mean (i) common shares in the capital of the Company purchased by the Purchaser pursuant to the Purchase Agreement ("Common Shares") and (ii) common shares issuable upon exercise of Warrants (as defined in the Purchase Agreement) ("Warrant Shares" and together with the Common Shares, the "Shares"); provided that such securities shall cease to be Registrable Securities when (i) a registration statement registering all such Registrable Securities under the Securities Act has been declared or becomes effective and such Registrable Securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement; (ii) such Registrable Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Registrable Securities relating to restrictions on the transferability thereof, under the Securities Act or otherwise, is removed by the Company in accordance with applicable law; or (iii) such Registrable Securities can be sold without any restriction by the volume limitations of Rule 144(e) of the Securities Act; or (iv) such Registrable Securities are transferred to a person that does not become an Investor within 10 business days of acquiring Registrable Securities.

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      b.    For purposes of this Agreement, "Investor" means the Purchaser, any transferee(s) or assignee(s) to whom the Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 13 and any transferee(s) or assignee(s) to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 13.

      c. Following receipt of any notice by Requesting Holders, the Company shall immediately notify Investors holding Registrable Securities from whom notice has not been received and such Investors shall then be entitled within ten (10) days thereafter to request the Company to include in the requested registration all or any portion of their Registrable Securities. The Company may also register for sale for its own account or that of other security holders having the contractual right to include such securities in such registration statement such additional shares of the Company's capital stock as it shall desire, subject to paragraph (e) below. For purposes of this Agreement, Investors that elect to have such securities registered in accordance with the terms of this Agreement shall be referred to individually as a "Selling Holder" and collectively as the "Selling Holders".

      d. In connection with any registration pursuant to this Section 1, the Company shall:

            i. subject to receipt of necessary information from the Selling Holders after prompt request from the Company to such holders to provide such information (provided that failure on the part of one or more of the Selling Holders to provide the necessary information requested shall not relieve the Company from its obligation to use reasonable best efforts with respect to complying Selling Holders), prepare and file with the United States Securities and Exchange Commission ("SEC"), within thirty (30) days after the end of the notice period set forth in (c) above, a registration statement to enable the resale of the Registrable Securities by the Selling Holders (a "Demand Registration Statement"); provided, that if the terms of the underwriting agreement executed in connection with any registration pursuant to Section 1 or 2 of this Agreement prohibit the Company from filing any Demand Registration Statement, the Company shall have the right to delay such filing for the required period, which period shall not exceed forty-five (45) days;


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

            ii. use its reasonable best efforts (provided that failure on the part of one or more of the Selling Holders to provide the necessary information requested shall not relieve the Company from its obligation to use reasonable best efforts with respect to complying Selling Holders), to cause the Demand Registration Statement to become effective as promptly as practicable after the initial filing thereof with the SEC (the date such registration statement is initially declared effective by the SEC, the "Effective Date"), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC in such period any financial statements that are required to be filed prior to the effectiveness of such registration statement;

            iii. use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Demand Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Demand Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Selling Holder's Registrable Securities to be sold thereunder, the earliest of
                  (a) the date on which such Selling Holder may sell all such Registrable Securities without restriction by the volume limitations of Rule 144(e) of the Securities Act, (b) the second anniversary of the effective date of such Demand Registration Statement, or (c) until the date on which there shall cease to be any Registrable Securities registered by such Demand Registration Statement;

            iv. If, in the good faith judgment of the Company's board of directors it would be seriously detrimental to the Company or its shareholders to file a Registration Statement, or an amendment or supplement to a Registration Statement in the near future (and the Company provides the Investors with a certificate from its Chief Executive Officer or Chief Financial Officer stating as such), the Company may defer taking action to comply with this Section 1, provided that the Company shall not defer actions pursuant to such notices for more than 60 days in the aggregate in any 12 month period; and

            v. The Company shall not be required to file a Demand Registration Statement pursuant to this Section 1 if within 10 days of receipt of a request for registration, it notifies the Requesting Holders that it intends to conduct a public offering of securities for the account of the Company within the next 60 days, provided that the Company shall not exercise its rights under this subsection more than twice in any 12 month period. If the Company determines not to conduct such public offering, the Company shall provide prompt notice to the Investors of such determination.


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

      e. In connection with any registration pursuant to this Section 1, the Requesting Holders may elect to sell Registrable Securities in an underwritten offering in accordance with the conditions set forth in this paragraph. In any such underwritten offering, the investment bank that will manage the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Requesting Holders holding a majority of the Registrable Securities to be sold pursuant to such offering by such Requesting Holders, subject, in each case, to the consent of the Company, which consent will not be unreasonably withheld, it being acknowledged that if such offering is being made under the multijurisdictional disclosure system at least one of such underwriters will be a Canadian registrant. No Investor may participate in any underwritten offering hereunder unless such Investor (A) agrees to sell such Investor's Registrable Securities to be sold thereunder on the basis provided in any underwriting arrangements approved pursuant hereto and (B) completes and executes all other customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. In the case of any such underwritten offering, if the managing underwriter for such offering advises the Company in writing that in their good faith opinion the amount of securities requested to be included therein exceeds the amount of securities that can be sold in such offering such that the inclusion of such Registrable Securities would adversely affect marketing of the securities to be sold pursuant to the offering, the Company shall not exclude any Registrable Securities unless the Company has first excluded, all outstanding securities, the holders of which are not entitled by contract to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Securities, provided, that after giving effect to the foregoing, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the registration statement other than holders of securities entitled to inclusion of their securities in such registration statement by reason of demand registration rights.

2.    Piggyback Registration.

      a. If the Company at any time proposes to register any of its equity securities under the Securities Act for sale to the public for cash, whether for its own account or for the account of other security holders or both on any registration form (other than Forms F-4, F-8, F-80, F-10 (in connection with a business combination or exchange offer), S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public) which permits the inclusion of Registrable Securities held by any Investor (a "Piggyback Registration"), then each such time the Company will give written notice to all Investors that then hold Registrable Securities of its intention so to do. Upon the written request of any Investor received by the Company within ten (10) days after the giving of any such notice by the Company and subject to receipt of necessary information from such Investor in accordance with the terms of this Agreement, to register any of such Investor's Registrable Securities, the Company will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by such Investor.


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

      b. The Company shall have the right to select the managing underwriter(s) for any underwritten Piggyback Registration. All Investors proposing to sell their Registrable Securities in such underwritten offering shall (together with the Company) enter into an underwriting agreement in customary form. If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advises the Company that the securities requested to be included therein exceed the amount of securities that can be sold in such offering such that the inclusion of such Registrable Securities would adversely affect marketing of the securities to be sold by the Company, the Company shall not exclude any Registrable Securities unless the Company has first excluded, all outstanding securities, the holders of which are not entitled by contract to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Securities, provided, that after giving effect to the foregoing, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual rights right to include such securities in the registration statement other than holders of securities entitled to inclusion of their securities in such registration statement by reason of piggyback registration rights.

3. Registration Procedures and Other Matters. If and when the Company is required by the provisions of Section 1 or 2 to register Registrable Securities, the Company shall:

      a. furnish to the Selling Holders with respect to the Registrable Securities registered under any registration statement filed by the Company pursuant to Sections 1 or 2 hereof (a "Registration Statement") such number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Selling Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Selling Holders;

      b. file documents required for compliance with blue sky laws in states specified in writing by any Selling Holder and use its reasonable best efforts to maintain such blue sky qualifications until the date on which there ceases to be any Registrable Securities outstanding; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

      c.    bear all reasonable expenses in connection with the procedures in
            Section 1 or 2 hereof and the registration of the Registrable Securities pursuant to the Registration Statement, including the fees of one legal counsel for all of the Selling Holders not to exceed US$25,000 for each Registration Statement;

      d. advise the Selling Holders promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and


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

      e. provide a "Plan of Distribution" section of the Registration Statement substantially in a form reasonably acceptable to the Selling Holders (subject to the comments of the SEC).

      f. Promptly following the effective date of the Registration Statement, the Company shall advise its transfer agent that the Registrable Securities covered by such Registration Statement are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by a Selling Holder and confirmation by such Selling Holder that it has complied with the plan of distribution set forth in the Registration Statement and the prospectus delivery requirements of applicable securities laws; provided that the Company has not advised the transfer agent orally or in writing that such Registration Statement has been suspended; provided, further, that in the event the Company's transfer agent requires an opinion of counsel to the Company for any such reissuance, the Company shall use its reasonable best efforts to cause its counsel to issue an opinion to the transfer agent stating the foregoing within three business days after any such request for an opinion by the transfer agent.

4.    Transfer of Shares After Registration; Suspension.

      a. The Company shall (A) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) provide the Selling Holders copies of any documents filed pursuant to clause (A) above; and (C) inform each Selling Holder that the Company has complied with its obligations in clause (A) above (or that, if the Company has filed a post effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Selling Holder to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Selling Holder pursuant to clause (A) above when the amendment has become effective). At least three (3) business days prior to the first anticipated filing of a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document pursuant to this Section 4(a), the Company shall provide copies of such post-effective amendment, supplement or required document(s) to each Selling Holder and its respective counsel.


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

      b. In the event (A) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (B) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (D) of any event or circumstance which, in the good faith judgment of the Company's Chief Executive Officer and Chief Financial Officer, makes it advisable to make any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; then the Company shall deliver a notice in writing to each Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, each Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") and will keep confidential the fact that a Suspension Notice has been issued and the content thereof until the Investor's receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until the Investor is advised in writing by the Company that the current prospectus may be used, and the Investor has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. The Company shall use its reasonable best efforts to prevent the issuance of any Suspension, and, if any such Suspension is issued, to take such action as may be necessary to cause the withdrawal or termination of such Suspension at the earliest possible moment and to notify the Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such Suspension and the resolution thereof. Notwithstanding Section 4(a) or the foregoing sentence, for an aggregate period of no more than 60 days over any 12 month period, the Company shall not be required to file any document or make any public disclosure necessary to end a Suspension, if at such time, the board of directors of the Company determines in good faith that taking such action would be seriously detrimental to the Company and its shareholders (and the Company provides to the Investors a certificate of the Chief Executive Officer or Chief Financial Officer of the Company as to such). In addition to and without limiting any other remedies (including, without limitation, remedies available under applicable law or in equity) available to the Selling Holders, each Selling Holder shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 4(b).


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

      c. The Company may require each Investor participating in any registration to furnish to the Company such information regarding such Investor as required under applicable law and such Investor's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. At least five (5) business days prior to the first anticipated filing date of a registration statement, the Company shall notify each Investor of the information the Company requires from each Investor.

      d. Provided that a Suspension is not then in effect, any Investor may sell Registrable Securities registered under the Registration Statement, provided that it arranges for delivery of a current prospectus to the transferee of such Registrable Securities in compliance with applicable law. Upon receipt of a request therefor, the Company agrees to provide an adequate number of current prospectuses to the Selling Holders and to supply copies to any other parties requiring such prospectuses.

5. Indemnification. For the purpose of this Section 5, the term "Selling Stockholder" shall include each Investor, the directors, officers, partners, mangers, members, employees, agents, each person who controls any Investor within the meaning of the Securities Act or Securities Exchange Act of 1934, as amended (the "Exchange Act") and any affiliate of such Investor; the term "Registration Statement" shall include the prospectus in the form filed as part of a Registration Statement at the time of effectiveness (or, in the case of an underwritten offering, at the time immediately prior to the pricing of the offering), and each exhibit, supplement (including any free writing prospectus as defined under Rule 405 of the Securities Act) or amendment included in or relating to such Registration Statement; and the term "untrue statement" shall include any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      a. The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any joint or several losses, claims, damages, expenses or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon,
            (A) any breach of the representations or warranties of the Company contained in this Agreement; (B) any untrue statement or alleged untrue statement contained in the Registration Statement, as amended at the time of effectiveness, (C) any failure by the Company to fulfill any undertaking included in the Registration Statement, as amended at the time of effectiveness or (D) any violation or alleged violation by the Company of the Securities Act, Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale


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

            of the Registrable Securities. The Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in this Agreement respecting the sale of the Registrable Securities or any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

      b. Each Investor, severally but not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (A) any failure by such Investor to comply with the covenants and agreements contained in this Agreement respecting sale of the Registrable Securities, or (B) any untrue statement contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Investor specifically for use in preparation of the Registration Statement. Such Investor will reimburse the Company (or such officer, director or controlling person, as the case may be) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that such Investor's obligation to indemnify the Company shall be limited to the amount received by such Investor from the sale of the Registrable Securities giving rise to such obligation.

      c. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
            Section 5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve such indemnifying person from any liability which it may have to any indemnified person under this Section 5, except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall


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            elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the reasonable expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel
            (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

      d. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the applicable Investor, as well as any other Selling Stockholders under such Registration Statement, on the other, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company, on the one hand, or an Investor or other Selling Stockholder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and each Investor, severally but not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investor and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable


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

            considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), each Investor shall not be required to contribute any amount in excess of the amount by which the amount received by such Investor from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Investor's obligations in this subsection to contribute shall be in proportion to its sale of Registrable Securities to which such loss relates and shall not be joint with any other Selling Stockholders.

6. Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by any Selling Holders, the Company will furnish to such Selling Holders, upon the reasonable request of any Selling Holder, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses; and upon the reasonable request of such Selling Holder, the President or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with such Selling Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise cooperate with any Selling Holder conducting an investigation for the purpose of reducing or eliminating such Selling Holder's exposure to liability under the Securities Act, including, the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Selling Holder until and unless the Selling Holder shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.


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

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or
      (b) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given and received (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

      a.    if to the Company, to:

            NovaGold Resources Inc.
            Suite 2300-200 Granville Street
            Vancouver, British Columbia
            Canada V6C 1S4
            Attn: Rick Van Nieuwenhuyse
            Fax: 604-669-6272

      b. if to the Investor, at the address set forth below, or at such other address or addresses as may have been furnished to the Company in writing:

            Electrum Strategic Resources LLC
            1370 Avenue of the Americas, 19th Floor
            New York, NY 10019
            Attn: William Natbony
            Fax: 646-365-1601

8. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Currency. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9. Changes. This Agreement may not be modified, waived or amended except pursuant to an instrument in writing signed by the Company and Investors holding the majority of the Registrable Securities, and any such modification, waiver or amendment shall bind all Investors.


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

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements (including without limitation oral agreements) concerning the registration rights described herein.

12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13. Transfer of Rights. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares), whether so expressed or not; provided, however, that rights conferred to the Purchaser may be transferred to a transferee of Shares only if the Company has been given written notice thereof, such transfer complies with the requirements of applicable law, rules and regulations of the SEC, such transferee agrees to be bound by all of the provisions of this Agreement applicable to Purchaser or an Investor and such transferee is a recipient of Shares from a holder of Registrable Securities representing at least ten percent (10%) of the Shares issued pursuant to the Purchase Agreement in the aggregate.

14. Independent Nature of Investor's Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein or in any other document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other related documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

15. Counterparts. This Agreement and any modification, waiver or amendment to this Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                            [SIGNATURE PAGE FOLLOWS]


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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


NOVAGOLD RESOURCES INC.

By: _____________________________________________
Name: Robert J. (Don) MacDonald
Title: Senior Vice President and Chief Financial Officer


ELECTRUM STRATEGIC RESOURCES LLC

By: _____________________________________________
Name:
Title:


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